                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc. of our report dated May 15, 1997 included in the 1997 Annual Report to Shareholders of Marsh Supermarkets, Inc.

We also consent to the incorporation by reference in Registration Statement Number 2-74859 on Form S-8 of the 1980 Marsh Stock Plan dated December 2, 1981, Registration Statement Number 33-33427 on Form S-8 of the Marsh Supermarkets, Inc. 1987 Stock Option Plan, dated February 12, 1990, Registration Statement Number 33-43817 on Form S-8 of the Marsh Employees' Monthly Stock Investment Plan - 1977, dated November 7, 1991, Registration Statement Number 33-56630 on Form S-8 of the 1991 Employee Stock Incentive Plan, dated December 31, 1992, Registration Statement Number 33-56624 on Form S-8 of the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992 and Registration Statement Number 33-56626 on Form S-8 of the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992, of our report dated May 15, 1997, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of Marsh Supermarkets, Inc.



Ernst & Young LLP
June 27, 1997




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